UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2006

HealthSouth Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-14940	63-0860407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 967-7116

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2006, HealthSouth Corporation (the “Company”) and The Board of Trustees of The University of Alabama on behalf of its operating unit, the University of Alabama at Birmingham (“UAB”), issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company, HealthSouth Medical Center, Inc. (“HMC”) and UAB have signed an Amended and Restated Asset Purchase Agreement, dated December 31, 2005 (the “Amended Agreement”), for the sale of the HealthSouth Medical Center located on the southside of Birmingham, Alabama (the “Hospital”) to UAB. The Amended Agreement supersedes the previous Asset Purchase Agreement between the Company, HMC, and UAB, dated July 20, 2005 (the “Previous Agreement”), which was originally reported on the Company’s Form 8-K filed July 26, 2005.

Pursuant to the Amended Agreement, UAB will purchase the Hospital and associated real and personal property for $33 million plus certain other costs incurred through the date of closing. The Amended Agreement also provides that the Company shall convey its interest in HEALTHSOUTH/UAB Gamma Knife, L.L.C. to UAB as of December 31, 2006, for no additional consideration. The proposed transaction requires that the Company and/or HMC acquire and convey title to UAB for certain professional office buildings that HMC is currently leasing.

Both the certificate of need under which the Hospital currently operates, and the licensed beds operated by HMC at the Hospital, will be transferred as part of the sale of the Hospital under the Amended Agreement. The Previous Agreement provided that the certificate of need and licensed beds would not be transferred as part of the assets and made closing contingent upon UAB obtaining certain regulatory approvals, including a certificate of need from the State of Alabama to operate the Hospital.

The Amended Agreement contains customary representations, warranties, and covenants. The Company and UAB have received approval for the change of ownership from the Alabama State Health Planning and Development Agency and anticipate the closing of the transactions in the coming weeks.

Item 8.01 Other Events.

On January 4, 2006, the Company executed a letter of intent regarding the sale of the property and equipment which were to have comprised the Company’s Digital Hospital in Birmingham, Alabama. The letter of intent incorporates certain non-disclosure provisions. The letter of intent is non-binding, except with respect to exclusive negotiations between the parties and certain other terms, and the term of such letter of intent expires, subject to certain conditions, on March 31, 2006 unless otherwise extended in accordance with the terms of the letter of intent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

  See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody
Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated: January 6, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 6, 2006.